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                                  EXHIBIT 10.2


                                    AGREEMENT

          1. Scott Applegate and CapitalPlus (hereinafter "Assignor") agree to assign to Chequemate International, Inc., doing business as Hotel Movie Network, (hereinafter "Assignee" or "Chequemate") all their interest in that certain lease between CapitalPlus as Lessor and TEN Private Cable as Lessee.

          2. In exchange, Assignee shall pay to Assignor the sum of $18,900 in cash, and shall deliver 61,150 shares of restricted (Rule 144) common stock in Chequemate, in the name of Scott Applegate, within one week to Assignor.

          3. Assignee shall immediately file a Form S-3 to register those 61,150 shares. Assignee expects that the S-3 will be declared effective within approximately 30 days. When the S-3 is declared effective, Assignee will immediately cause to be issued a certificate for 61,150 shares of free-trading stock in the name of Scott Applegate, and will exchange this new certificate for the restricted certificate.

          4. In the event that the S-3 registration is not effective within 45 days, Assignee shall pay to Assignor the sum of $122,300.00 in cash, in lieu of any stock.

          5. In the event that the market value of a share of Assignee's stock is less than $2.00 at the time Assignor receives the certificate for free-trading stock, then Assignee shall pay in cash to Assignor the difference between $122,300.00 and the market value of the 61,150 free-trading shares.

          6. Assignor represents that it is an "accredited investor" under U.S. securities laws.

          7. Chequemate shall continue making the payments under the lease until Assignor is paid in full hereunder.

Chequemate International, Inc.                CapitalPlus, a limited partnership
d/b/a Hotel Movie Network


By:  /s/ Paul D.H. LaBarre                    By: /s/ Scott W. Applegate
   ------------------------------------          -------------------------------
      Paul D.H. LaBarre, Vice-President       Scott Applegate, General Partner
Dated: August 9, 2000                         Dated: August 9, 2000



                                                 /s/ Scott W. Applegate
                                              ----------------------------------
                                                   Scott Applegate, individually
                                                   Dated: August 9, 2000



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